LOAN AGREEMENT

First Union National Bank of Florida
214 North Hogan Street - FLOO70
Jacksonville, Florida 32202
(Hereinafter referred to as the "Bank")


General Parcel Service, Inc.
8923 Western Way
Jacksonville, Florida 32256
(individually and collectively "Borrower")


This Loan Agreement ("Agreement") is entered into this March 8,
1996, by and between Bank and Borrower, a Corporation organized under the laws of Florida.

Borrower has applied to Bank for a loan or loans individually and collectively, the "Loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

Line of Credit - in the principal amount of $550,000.00 which is evidenced by the Promissory Note dated March 8, 1996 ("Line of Credit Note"), under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. The loan proceeds are to be used by Borrower solely for short term working needs, Bank's obligation to advance or readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note or in any event, on April 30, 1996 hereof unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, 'Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. _ 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:
Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete.
Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention.
The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, it necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the

Page I of 4

organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.
Sufficiency of Capital.   Borrower is not, and after
consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the loan, will not be, insolvent within the meaning of 11 U.S.C. _ 101 (32). Compliance with Laws.
Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. _ 3617, et sea.) or narcotics (including 21 U.S.C. _ 801, et sec.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1 974, as amended (" ERISA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted.
 Each Corporate or limited liability company Borrower and any guarantor is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in
writing, Borrower will:  Business	Continuity.  Conduct its
business in substantially the same manner and locations as such business is now and has previously been conducted. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower: (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least thirty (30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure, Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required herein, a certificate signed by Borrower, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. Estoppel Certificate. Furnish, within fifteen days after request by Bank, a written statement duly acknowledged of the amount due under the loan and whether offsets or defenses
exist against the Obligations.  Deposit Relationship.   Maintain
its primary depository account with Bank.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock. Collateral Advance Rate. Outstandings against the Line of Credit Note shall never exceed seventy (70%) percent of the market value of the common stock of Winn Dixie pledged as collateral. In the event that outstandings against the Line of Credit Note, exceed seventy (70%) percent of the market value of the common stock of Winn Dixie pledged as collateral, and this even continues for a longer than ten (10) consecutive business days, the Bank may, at its sole option, declare the Line of Credit Note in default, demand payment in full and pursue it's legal remedies.

FINANCIAL COVENANTS. Borrower, on a consolidated basis, agrees to the following Provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Annual Financial Statements. Borrower will annually provide audited financial statements reflecting its operations and that of its subsidiaries, if any, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules. Periodic Financial Statements. Borrower will provide unaudited, management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement, and statement of cash flows, with supporting schedules.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Agreement to be executed under seal.

General Parcel Service, Inc.
Taxpayer Identification Number: 59-2576629


CORPORATE              By: (Signed)
SEAL                       Wayne N. Nellums, Vice President of Finance



First Union National Bank of Florida

(Signed)
Steve Trescott, Senior Vice President

                       PROMISSORY NOTE

$550,000.00
                                             March 8, 1996

General Parcel Service, Inc.
8923 Western Way
Jacksonville, Florida 32256
(Individually and collectively "Borrower")

First Union National Bank of Florida
214 North Hogan Street - FLOO70
Jacksonville, Florida 32202
(Hereinafter referred to as the "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Five Hundred Fifty Thousand and 00/100 dollars ($550,000.00) or such sum as may be advanced from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions and/or modifications hereof, this "Note"),

SECURITY. grants Bank a security interest in the personal property collateral described in the Security Agreement dated
March 8, 1996.

INTEREST RATE SELECTIONS. Prime Rate. The rate of Bank's Prime Rate as that rate may change' from time to time with changes to occur on the date Bank's Prime Rate changes ("Prime-Based Rate"). Bank's Prime Rate shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Bank.

LIBOR Rate. 1-month LIBOR Rate plus 0.75% (75 basis points)
("LIBOR-Based Rate"). The LIBOR-Based Rate shall be determined in accordance with Bank's adjusted LIBOR Rate formula.

INTEREST RATE TO BE APPLIED. Interest Rate. Subject to the provisions hereof, the unpaid principal balance of this Note shall bear interest from the date hereof at the LIBOR-Based Rate, as determined by Bank prior to the commencement of each consecutive interest period of 1-month, (each an "Interest Period") during the term of the Note ("Interest Rate"), Upon determination by Bank of the Interest Rate for any Interest Period, such Interest Rate shall remain in effect, subject to the provisions hereof, for the entire Interest Period until redetermined as provided above for the next successive Interest Period.

Default Rate. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Prime-Based Rate plus three percent (3%) ("Default Rate") except if the Note is governed by North Carolina law and is under or equal to Three Hundred Thousand and No/1OO Dollars @$300,000.00), the Default Rate shall be the Prime-Based Rate. The Default Rate shall apply from the occurrence of a Default (defined herein) until the Obligations or any judgment thereon is paid in full.

INDEMNIFICATION AND ADDITIONAL COSTS. Indemnification, Borrower indemnities Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Note or (b) any payment, prepayment or conversion of any loan on a date other than the last day of the Interest Period ("Indemnified Loss or Expense").

Additional Costs. If, at any time, a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency imposes, increases or modifies any reserve or similar requirement against assets, deposits or credit extended by Bank, or subjects Bank to any tax, duty or other charge (except tax on Bank's net income), and any of the foregoing increase the cost to Bank of maintaining its commitment or reduce the amount of any sum received or receivables by Bank under this Note, within 15 days after demand by Bank, Borrower agrees to pay Bank such additional amounts as will compensate Bank for such increased costs or reductions ("Additional Costs").

Match Funding.  The amount of such (a) Indemnified Loss or
Expense or (b) Additional Costs outlined above shall be determined, in Bank's sole discretion, based upon the assumption that Bank funded 100% of the loan in the applicable London interbank or domestic certificate of deposit market.

Unavailability of Interest Rate. If, at any time, (a) Bank shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR or CD deposits in the applicable amounts are not being offered to Bank; or (b) a new, or a revision in any existing law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for Bank to honor its obligations under this Note, (i) Bank's obligation to make, maintain or convert into a LIBOR-Based Rate shall be suspended; and (ii) the applicable LIBOR-Based Rate shall immediately be converted to the Prime-Based Rate for the remainder of the Interest Period.

INTEREST COMPUTATION. Actual/360 Computation. Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period.
 Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

PAYMENT. This Note shall be due and payable in consecutive periodic payments of accrued interest only commencing April 8, 1996, and on the eighth day of each month thereafter until fully paid. In any event, this Note shall be due and payable in full, including all principal and accrued interest, on demand.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations (defined herein) shall be applied to accrued interest and then to principal. If a Default (defined herein) occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents (defined herein) is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS AND OBLIGATIONS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any modifications, but however, does not include swap agreements as defined in 11 U.S.C. _ 101 whenever executed.

The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations as defined in the respective Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. _ 101 between Borrower and Bank whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to five percent (5%) of each payment past due for ten (10) or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to receive such late charge or to receive a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY, Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and la) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (b) it the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

DEFAULT. It any of the following occurs, a default ("Default") under this Note shall exist: (a) Nonpayment; Nonperformance.
The failure of timely payment or performance of the Obligations under this Note or any other Loan Documents; (b) False Warranty.
 A warranty or representation made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false; (c) Cross Default. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. _ 101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein; "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower), any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates; (d) Cessation; Bankruptcy. The death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against the Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents; or (a) Material Capital Structure or Business Alteration. A material alteration in the type or kind of Borrower's business or that of its Subsidiaries or Affiliates, if any; or the acquisition of substantially all of Borrower's, any Subsidiary's, any Affiliate's, or guarantor's business or assets, or a material portion (10% or more) of such business or assets if such a sale is outside Borrower's, any Subsidiary's, any Affiliate's or any guarantor's, ordinary course of business, or more than 50% of its outstanding stock or voting power in a single transaction or a series of transactions, or the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity, or should any Borrower, Subsidiary, Affiliate, or guarantor enter into any merger or consolidation without prior written consent of Bank.

REMEDIES UPON DEFAULT. (a) Bank Lien and Set-off. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. If a Default (defined herein) occurs, Bank is authorized to exercise its right of set-off or to foreclose its lien against any agreement or account of any nature or maturity of Borrower without notice. (b) Acceleration Upon Default. If a Default occurs, Bank may, at Bank's discretion, accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. (c) Cumulative. All remedies available to Bank with respect to this Note and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and Bank may advance and readvance under this Note respectively from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount stated on the face of this Note. Bank's obligation to advance or readvance under this Note shall terminate if Borrower is in Default under this Note or in any event, on the first anniversary hereof unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

Each Borrower or any other person who may be liable under the Loan Documents waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, whether or not longer than the original period of the Note, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any person who may be liable under this Note or other Loan
Documents, all without notice to or consent of any Borrower or any person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. (a) Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. (b) Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the loan agreement or any commitment letter that survives closing, the terms of this Note shall control. (c) Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. (d) Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.
(a) Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time, In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.
(f) Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. (g) Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of
this Note. (h) Advances.   Bank in its sole discretion may make
other advances and readvances under this Note pursuant hereto.
(i) Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. (j) Joint and Several Obligations. Each person who signs this Note is a Borrower and is jointly and severally obligated. (k) Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et sec. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute, A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following

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remedies, as applicable: (I) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and ((iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.


General Parcel Services, Inc.
Taxpayer Identification Number: 59-2576629

CORPORATE               By: (Signed)
SEAL                    Wayne N. Nellums,
                        Vice President of Finance


F536261
1 3998

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